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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 15, 2009
(Date of earliest event reported)

VISTA GOLD CORP. (Exact Name of Registrant as Specified in Charter)
Yukon Territory, Canada (State or Other Jurisdiction of Incorporation)
1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)
7961 SHAFFER PARKWAY, SUITE 5, LITTLETON, COLORADO 80127 (Address of Principal Executive Offices and Zip Code)
Registrant's telephone number, including area code: (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

        On September 15, 2009, the Registrant entered into an underwriting agreement (the "Underwriting Agreement") with Dahlman Rose & Company, LLC and Wellington West Capital Markets Inc. (the "Underwriters"). The Underwriting Agreement relates to the issuance and sale in a public offering (the "Offering") by the Registrant of 8,800,000 common shares (the "Shares"), no par value per share at a price per share of US$2.25. The Offering will be made in the United States under the Registrant's shelf registration statement on Form S-3 (Registration No. 333-158633) (the "Registration Statement"), including a base prospectus dated April 27, 2009, as supplemented by a prospectus supplement dated September 15, 2009, and in each of the Canadian provinces of British Columbia, Alberta, Manitoba, Ontario and Newfoundland and Labrador pursuant to a prospectus supplement dated September 15, 2009 to the Registrant's short form base shelf prospectus dated April 27, 2009. The Underwriting Agreement contains customary representations, warranties and covenants by the Registrant, conditions to closing and indemnification provisions, an underwriters' over-allotment option to purchase up to an additional 1,320,000 common shares, as well as a form lock-up agreement that has been signed by the Company's directors and officers and filed herewith as Exhibit 4.1. This summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement filed herewith as Exhibit 1.1 and incorporated into this Item 1.01 by reference.

        In connection with the issuance of the Shares in the Offering, MacDonald & Company LLP, counsel to the Registrant, delivered an opinion to the Company regarding the legality of the Shares upon issuance and sale thereof, which is attached hereto as Exhibit 5.1. This description of the opinion is qualified in its entirety by reference to Exhibit 5.1.

Item 7.01    Regulation FD

        On September 15, 2009, the Registrant issued a press release to announce the pricing of the Offering. The Registrant has agreed to increase the number of Shares being sold in the Offering by 10% to 8,800,000 Shares at a price of US$2.25 per Share. The Registrant has granted the Underwriters a 30-day option to purchase up to 1,320,000 additional Shares to cover over-allotments, if any. Proceeds to the Registrant from the offering, net of commissions and expenses, are expected to be approximately US$17.6 million (assuming the underwriters' over-allotment option is not exercised). The offering is expected to close on September 21, 2009. A copy of the press release is attached to this report as Exhibit 99.1.

        In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be "furnished" and shall not be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01    Exhibits

1.1
Underwriting Agreement dated September 15, 2009

4.1
Form of Lock-up Agreement

5.1
Opinion of MacDonald & Company

99.1
Press Release dated September 15, 2009*

*
The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the Securities and Exchange Commission pursuant to Regulation FD.

 SIGNATURES

        In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP. (Registrant)
Dated: September 16, 2009	By:	/s/ GREGORY G. MARLIER Gregory G. Marlier Chief Financial Officer

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  Item 1.01 Entry into a Material Definitive Agreement
  Item 7.01 Regulation FD
  Item 9.01 Exhibits
SIGNATURES